Exhibit 99.4

DERMA SCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DERMA SCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On April 16, 2012, Derma Sciences, Inc. (the “Company”) through a wholly owned subsidiary, acquired all of the outstanding capital stock of MedEfficiency, Inc. (“MedEfficiency”) pursuant to the terms of the Agreement and Plan of Merger dated March 27, 2012. The purchase price was $14.5 million and was funded by the Company with cash on hand.

The Company’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2012 is based upon the historical unaudited balance sheet of the Company as of March 31, 2012 (as filed with the Securities and Exchange Commission (the “SEC”) in its Quarterly Report on Form 10-Q on May 14, 2012 (the “First Quarter 10-Q”), combined with the unaudited balance sheet of MedEfficiency as of March 31, 2012, attached as Exhibit 99.3 to this Amendment No. 1 (the “8-K Amendment”) on Form 8-K/A to the Company’s Current Report (the “Original 8-K”) on Form 8-K filed with the SEC on April 20, 2012, coupled with the pro forma impact of applying the purchase method of accounting and making other adjustments included therein based upon available information and assumptions that the Company believes are reasonable. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of MedEfficiency had occurred on March 31, 2012.

The Company’s Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2012 is based upon the historical unaudited statement of operations of the Company for the three months ended March 31, 2012 (as filed with the SEC in the First Quarter 10-Q), combined with the unaudited statement of operations of MedEfficiency for the three months ended March 31, 2012, attached as Exhibit 99.3 to the 8-K Amendment. The Company’s Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011 is based upon the historical audited statement of operations of the Company for the year ended December 31, 2011 (as filed with the SEC in its Annual Report on Form 10-K on March 28, 2012 (the “2011 Form 10-K”), combined with the audited statement of operations of MedEfficiency for the year ended December 31, 2011, attached as Exhibit 99.2 to the 8-K Amendment. Pro forma adjustments included therein are based upon available information and assumptions that the Company believes are reasonable. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2012 and for the year ended December 31, 2011 depict the effect of the acquisition of MedEfficiency as if the transaction had occurred on January 1, 2011.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statement of Operations, expected to have a continuing impact on the combined results of the Company and MedEfficiency. The assumptions used to prepare the Unaudited Pro Forma Condensed Consolidated Financial Statements (“Pro Forma Financial Statements”) are contained in the accompanying notes and should be reviewed in their entirety. The Pro Forma Financial Statements are for informational purposes only. These Pro Forma Financial Statements are not necessarily indicative of future results or of actual results that would have been achieved had the MedEfficiency acquisition been consummated on the dates presented, and should not be taken as representative of future consolidated operating results of the Company. The Pro Forma Financial Statements do not reflect any operating efficiencies or cost savings that the Company may achieve, or any additional expenses that the Company may incur, with respect to the combined companies.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet was prepared using the purchase method of accounting. It includes the preliminary estimated fair values of the acquired tangible and intangible assets and assumed liabilities as of April 16, 2012, which are based on preliminary estimates and assumptions of the Company and the consideration paid. As explained in more detail in the accompanying notes, the total purchase price of $14.5 million has been allocated to the MedEfficiency tangible and identifiable intangible assets acquired and the liabilities assumed based upon preliminary estimated fair values at April 16, 2012. The excess of the fair value of the consideration paid over the preliminary estimated fair value of the assets acquired and liabilities assumed has been recorded as goodwill. Independent valuation specialists are currently conducting analyses in order to assist management of the Company in determining the fair values of the identifiable intangible assets acquired. The Company’s management is responsible for these internal and third party valuations and is continuing to finalize the valuation process, which is expected to be completed prior to the Company’s filing of its Annual Report on Form 10-K for the year ending December 31, 2012. Any change in amounts allocated to identifiable intangible assets and/or their useful lives would likewise change the amount of amortization expense associated with those same identifiable intangible assets acquired.

The Pro Forma Financial Statements should be read in conjunction with the historical financial statements and accompanying notes thereto of the Company contained in its 2011 Form 10-K, the First Quarter 10-Q, the Original 8-K and the 8-K Amendment, including MedEfficiency’s audited financial statements for the year ended December 31, 2011 and MedEfficiency’s unaudited financial statements as of March 31, 2012 attached as Exhibits 99.2 and 99.3 thereto, respectively.

Derma Sciences, Inc.
Unaudited Pro Forma Balance Sheet
March 31, 2012

	Derma Sciences, Inc.	Medefficiency Inc.	Pro Forma Adjustments			Reclassification and Elimination Entries			Consolidated
ASSETS
Current Assets
Cash and equivalents	$15,680,749	$730,480		$(15,721,325	)(a)	$			$689,904
Short term investments	4,976,000								4,976,000
Accounts receivable, net	5,160,583	643,237					(126,089	)(g)	5,677,731
Inventories, net	12,225,940	225,849							12,451,789
Prepaid expenses and other current assets	2,169,479	132,142							2,301,621
Deferred tax asset	4,386	152,500		164,776	(d)				321,662
Total current assets	40,217,137	1,884,208		(15,556,549)			(126,089)		26,418,707
Equipment and improvements, net	3,464,887	85,522							3,550,409
Identifiable intangible assets	6,175,966	100,525		9,000,000	(b)		(100,525	)(h)	15,175,966
Goodwill	7,119,726			6,132,910	(c)				13,252,636
Other assets	130,971	2,250							133,221
Total Assets	$57,108,687	$2,072,505		$(423,639)			$(226,614)		$58,530,939
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
Accounts payable	$3,808,151	$281,786	$				$(126,089	)(g)	$3,963,848
Accrued expenses and other current liabilities	2,793,663	152,779							2,946,442
Total current liabilities	6,601,814	434,565					(126,089)		6,910,290
Long term liabilities	235,433	2,948							235,433
Deferred tax liability	1,180,801	1,000		643,128	(d)				1,824,929
Total liabilities	8,018,048	438,513		643,128			(126,089)		8,973,600
Shareholders Equity
Convertible preferred stock	733	21,925		(21,925	)(e)				733
Common stock	106,459	3,566		(3,566	)(e)				106,459
Additional paid-in capital	78,076,804	2,215,076		(2,215,076	)(e)				78,076,804
Accumulated other comprehensive income – cumulative translation adjustments	1,581,871								1,581,871
Accumulated deficit	(30,675,228)	(606,575)		1,173,800	(f)		(100,525	)(h)	(30,208,528)
Total Shareholders Equity	49,090,639	1,633,992		(1,066,767)			(100,525)		49,557,339
Total Liabilities and Shareholders Equity	$57,108,687	$2,072,505		$(423,639)			$(226,614)		$58,530,939

Derma Sciences, Inc.
Unaudited Pro Forma Statement of Operations
For Three Months Ended March 31, 2012

	Derma Sciences, Inc.	Medefficiency Inc.	Pro Forma Adjustments			Elimination Entries			Consolidated
Net Sales	$15,277,366	$1,497,481	$				$(252,447	)(l)	$16,522,400
Cost of Sales	10,401,206	536,371		116,061	(i)		(252,447	)(l)	10,801,191
Gross Profit	4,876,160	961,110		(116,061)					5,837,270
Operating Expenses
Selling, general and administrative	6,359,090	741,193		90,000	(i)				7,190,283
Research and development	1,114,698	52,295							1,166,993
Total operating expenses	7,473,788	793,488		90,000					8,357,276
Operating Income	(2,597,628)	167,622		(206,061)					(2,636,067)
Other (income)/expense, net:
Interest Income	(5,079)	(857)							(5,936)
Other	(54,884)	(91)							(54,975)
Total other (income)/expense	(59,963)	(948)							(60,911)
(Loss)/income before taxes	(2,537,665)	168,570		(206,061)					(2,575,156)
Income tax expense/(benefit)	1,236	68,200		(73,878	)(k)				(4,442)
Net (loss)/income	$(2,538,901)	$100,370		$(132,183)		$			$(2,570,714)

Derma Sciences, Inc.
Unaudited Pro Forma Statement of Operations
Year Ended December 31, 2011

	Derma Sciences, Inc.	Medefficiency Inc.	Pro Forma Adjustments			Elimination Entries			Consolidated
Net Sales	$62,630,247	$5,319,460	$				$(930,354	)(l)	$67,019,353
Cost of Sales	44,218,300	2,033,112		464,242	(i)		(930,354	)(l)	45,785,300
Gross Profit	18,411,947	3,286,348		(464,242)					21,234,053
Operating Expenses
Selling, general and administrative	21,173,884	2,597,826		1,335,000	(j)				25,666,710
				560,000	(i)
Research and development	1,057,094	180,662							1,237,756
Total operating expenses	22,230,978	2,778,488		1,895,000					26,904,466
Operating Income	(3,819,031)	507,860		(2,359,242)					(5,670,413)
Other (income)/expense, net:
Interest expense/(income)	263,059	(1,486)							261,573
Loss on Debt Extinguishment	176,101								176,101
Other expense/(income)	12,682	(970)							11,712
Total Other (income)/expense	451,842	(2,456)							449,386
(Loss)/income before taxes	(4,270,873)	510,316		(2,359,242)					(6,119,799)
Income tax expense/(benefit)	69,538	186,600		(1,946,794	)(k)				(1,690,656)
Net (loss)/income	$(4,340,411)	$323,716		$(412,448)		$			$(4,429,143)

DERMA SCIENCES, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1. Background and basis of pro forma presentation

The acquisition of MedEfficiency has been accounted for using the purchase method of accounting, in accordance with U.S. Generally Accepted Accounting Principles. Under the purchase method of accounting, the total purchase price is allocated to the tangible and identified intangible assets acquired and the liabilities assumed based upon their respective estimated fair values as of the acquisition date. The excess of the fair value of the consideration paid over the estimated fair value of the assets acquired and liabilities assumed was recorded as goodwill. For purposes of the purchase price allocation, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the best information available. Under the purchase method of accounting, acquisition related transaction costs are not included as a component of consideration transferred, but rather are accounted for as expenses in the periods in which the costs are incurred.

2. Preliminary purchase price allocation

Determination of the estimated fair value allocation of the $14.5 million purchase price required management of the Company to make estimates and assumptions. These estimates and assumptions are preliminary and are subject to change. Independent valuation specialists are currently conducting analyses to assist management of the Company in determining the estimated fair value of the acquired intangible assets. The work performed by the independent valuation specialists, while not completed, has been considered in management’s estimates of the fair values reflected below. Finalization of the valuation analysis by the independent valuation specialists may result in assets and liability fair values that are different than the preliminary estimates of the amounts included herein.

The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and the liabilities assumed as if the acquisition of MedEfficiency occurred on March 31, 2012:

Current assets	$1,884,208
Equipment and improvements	85,522
Other assets	102,775
Acquired intangible assets	9,000,000
Goodwill	6,132,910
Total assets acquired	17,205,415
Current liabilities	434,565
Other liabilities	3,948
Deferred tax liability, net	2,266,902
Total liabilities assumed	2,705,415
Purchase price	$14,500,000

The following represents preliminary details or the acquired intangible assets purchased as part of the acquisition:

Description	Estimated Useful Lives (in Years)
Developed Technology	15	$5,600,000
Supply Agreement	11	1,000,000
Trade Names and Trademarks	10	800,000
Customer Relationships	5	1,400,000
Non-compete agreements	1	200,000
Total acquired intangible assets		$9,000,000

DERMA SCIENCES, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2. Preliminary purchase price allocation  – (continued)

While amortizable for financial reporting purposes, the acquired intangible assets and goodwill will not be deductable for income tax purposes. Deferred taxes have been recorded to account for the MedEfficiency acquisition and the basis differences for financial reporting and income tax purposes for the intangible assets acquired, at the effective tax rates for the period in which the deferred tax asset and liability are expected to reverse.

MedEfficiency develops, manufactures and markets medical devices for treating lower extremity chronic wounds utilizing its line of total contact casting products. The Company has distributed MedEfficiency’s products since 2008 under an exclusive distribution agreement. The acquisition will provide the Company with the opportunity to access and expand its total contact cast business, while improving product margins. These factors contributed to a purchase price resulting in goodwill.

3. Explanation of pro forma adjustments and eliminations

The following pro forma adjustments and eliminations are included in the Pro Forma Financial Statements:

(a)	Adjustment to record the Company’s use of $14,500,000 cash paid to acquire MedEfficiency and $1,335,000 for estimated transaction related expenses, net of $113,675 incurred through March 31, 2012.
(b)	Adjustment to record the fair value of intangible assets acquired. The intangible assets will be amortized on a straight-line basis over their estimated useful lives ranging from 1 to 15 years.
(c)	Adjustment to record the excess of the purchase price paid over the estimated fair value of the net assets acquired.
(d)	Adjustment to record the deferred tax asset and liability associated with the acquisition of MedEfficiency and with the non tax-deductable intangible assets acquired at the effective tax rates for the period in which the deferred tax asset and liability are expected to reverse, net of a $1,788,550 deferred tax benefit associated with the reduction in the Company’s U.S. valuation allowance.
(e)	Adjustment to eliminate MedEfficiency’s historical convertible preferred stock, common stock and additional paid-in capital.
(f)	Adjustment to eliminate MedEfficiency’s historical accumulated deficit and the net impact of the transaction costs of $1,221,325 in (a) above and the recording of a $1,788,550 deferred tax benefit associated with the reduction in the Company’s U.S. valuation allowance.
(g)	Adjustment to eliminate intercompany receivables and payables.
(h)	Adjustment to write-off value of MedEfficiency’s historical intangible assets and record the charge against accumulated deficit.
(i)	To record amortization expense related to intangible assets acquired in the transaction.
(j)	Adjustment to record estimated transaction related expenses.
(k)	To record the deferred income tax benefit primarily associated with the reduction in the Company’s U.S. valuation allowance.
(l)	To eliminate the impact of intercompany sales and cost of sales.

DERMA SCIENCES, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

4. Subsequent event

On April 5, 2012, the Company raised $17,800,000 (net of $1,856,250 in estimated commission and other offering expenses) from the sale of 2,125,000 shares of the Company’s common stock at $9.25 per share. The Company plans to use the net proceeds from the offering for continued development of its pharmaceutical product DSC127 and for general corporate purposes.